                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2007 relating to the financial statements, which appears in Keystone Consolidated Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.  We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP
Dallas, Texas
October 2, 2007